UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

(Exact name of registrant as specified in its charter)

Texas	1-3187	22-3865106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

CENTERPOINT ENERGY RESTORATION BOND COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-162370-01	30-0582734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana, Suite 4664B
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-7420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

In connection with the issuance and sale of $664,859,000 initial principal amount of Senior Secured System Restoration Bonds (the “Bonds”) of CenterPoint Energy Restoration Bond Company, LLC (the “Company”), the Company and its sole member, CenterPoint Energy Houston Electric, LLC (“CenterPoint Houston”) are entering into the agreements described below on November 25, 2009. The descriptions of these agreements are qualified in their entirety by reference to the agreements themselves, which are filed as exhibits to this report and incorporated in this Item 1.01 by reference.

System Restoration Property Sale Agreement

This agreement provides for the purchase by the Company of CenterPoint Houston’s system restoration property for approximately $658.7 million, which generally consists of all the rights and interests under a financing order issued by the Public Utility Commission of Texas, including the right to impose, collect and receive, through system restoration charges payable by retail electric customers served at distribution voltage within CenterPoint Houston’s service territory, certain costs of CenterPoint Houston authorized in the financing order and to recover system restoration charges in amounts sufficient to pay principal and interest and to make other deposits in connection with the Bonds. System restoration property is known as “transition property” in the Texas Public Utility Regulatory Act. CenterPoint Houston as seller agrees to indemnify the Company and the trustee of the Bonds, on behalf of the holders of the Bonds, for certain tax matters and for breaches of its representations, warranties and covenants in the agreement.

System Restoration Property Servicing Agreement

This agreement provides that CenterPoint Houston, as servicer, will manage, service, administer and make collections in respect of the system restoration property. The servicer’s duties include calculating and billing system restoration charges, obtaining meter reads, collecting the system restoration charges, remitting the system restoration charges to the trustee for the Bonds and petitioning the Public Utility Commission of Texas for adjustments to the system restoration charges as necessary. CenterPoint Houston’s annual servicing fee will be 0.05% of the initial principal amount of the Bonds. CenterPoint Houston as servicer agrees to indemnify the Company and the trustee of the Bonds, for itself and on behalf of the holders of the Bonds, for the servicer’s willful misconduct, bad faith or negligence in the performance of, or reckless disregard of, its duties and for breaches of its representations, warranties and covenants in the agreement.

Administration Agreement

Under this agreement, CenterPoint Houston will provide administrative services to the Company, and the Company will pay CenterPoint Houston a fixed fee for performing these services, plus all reimbursable expenses.

Item 8.01 Other Events.

In connection with the closing of the issuance of the Bonds, the Company and CenterPoint Houston are filing with this report certain agreements and instruments listed under Item 9.01 below.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibits 10.1, 10.2, 10.3 and 10.4 are filed by the Company and CenterPoint Houston; the remaining exhibits are filed separately by the Company.

Agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement should be relied upon as constituting or providing any factual disclosures about the Company, CenterPoint Houston, any other persons, any state of affairs or other matters.

1.1	Underwriting Agreement relating to the Bonds dated November 18, 2009

3.1	Amended and Restated Limited Liability Company Agreement of the Company dated as of November 25, 2009

4.1	Indenture dated as of November 25, 2009

4.2	First Supplemental Indenture relating to the Bonds dated as of November 25, 2009

4.3	Form of Bond (included in Exhibit 4.2)

5.1	Opinion of Baker Botts L.L.P. relating to the legality of the Bonds

10.1	System Restoration Property Sale Agreement dated as of November 25, 2009

10.2	System Restoration Property Servicing Agreement dated as of November 25, 2009

10.3	Administration Agreement dated as of November 25, 2009

10.4	Intercreditor Agreement dated as of November 25, 2009

99.1	Opinion of Baker Botts L.L.P. relating to constitutionality of certain matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 25, 2009

CENTERPOINT ENERGY HOUSTON
ELECTRIC, LLC

By:	/S/ MARC KILBRIDE
Marc Kilbride
Vice President and Treasurer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 25, 2009

CENTERPOINT ENERGY RESTORATION
BOND COMPANY, LLC

By:	/S/ MARC KILBRIDE
Marc Kilbride
Sole Manager

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement relating to the Bonds dated November 18, 2009

3.1	Amended and Restated Limited Liability Company Agreement of the Company dated as of November 25, 2009

4.1	Indenture dated as of November 25, 2009

4.2	First Supplemental Indenture relating to the Bonds dated as of November 25, 2009

4.3	Form of Bond (included in Exhibit 4.2)

5.1	Opinion of Baker Botts L.L.P. relating to the legality of the Bonds

10.1	System Restoration Property Sale Agreement dated as of November 25, 2009

10.2	System Restoration Property Servicing Agreement dated as of November 25, 2009

10.3	Administration Agreement dated as of November 25, 2009

10.4	Intercreditor Agreement dated as of November 25, 2009

99.1	Opinion of Baker Botts L.L.P. relating to constitutionality of certain matters